REFERENCED DATA
                                 ---------------

         Any reference in this lease to the following subjects shall incorporate therein the data stated for the subject(s) in this Section:

DATE OF LEASE:                        4-8-96

LANDLORD:                             CANPRO INVESTMENTS LTD., a corporation
                                      organized under the laws of Canada and
                                      authorized to transact business in the
                                      State of Florida

LANDLORD'S ADDRESS:                   621 N.W. 53rd Street, Ste. 100, Boca
                                      Raton, Florida 33487

TENANT: NATIONAL FINANCE CORPORATION or its assignee AUTO CREDIT CLEARINGHOUSE L.P.

TENANT'S ADDRESS:                     621 NE 53rd Street, Suite 550, Boca Raton,
                                      Florida 33487

DEMISED PREMISES:                     Eight Thousand Five Hundred Ninety Five
                                      (8,595) rentable square feet on the fifth
                                      (5th) floor of the Building. For all
                                      purposes hereof the Building shall be
                                      deemed to contain Two Hundred Thirty Seven
                                      Thousand, Three Hundred Thirty One
                                      (237,331) rentable square feet, regardless of the actual number of square feet found to be in the Leased Premises.

LEASE TERM:                           Five (5) years.

ESTIMATED DATE OF SUBSTANTIAL
COMPLETION:                           Approximately June 1, 1996

RENTAL COMMENCEMENT DATE:             June 1, 1996

EXPIRATION DATE OF LEASE
TERM:                                 May 31, 2001

MINIMUM ANNUAL RENT:                  Eighty Three Thousand Eight Hundred One
                                      25/100 Dollars ($83,801.25) 5% annual
                                      escalation of base rent

TENANT'S INITIAL SHARE OF             Sixty Two Thousand Three Hundred Thirteen
TAXES AND OPERATING EXPENSES          75/100  Dollars ($62,313.75) Annual
FOR THE BUILDING AND FOR              increase capped at 4% per year excluding
OCCUPIED PREMISES:                    Real Estate Taxes, Insurance and
                                      Utiliities

CONCESSIONS:                          Base Rent on 1,562 rentable square feet
                                      shall be abated for the first six (6)
                                      months of the Lease

TENANT'S PROPORTIONATE SHARE
OF THE BUILDING:                      3.6215%

PERMITTED USES:                      General Office

SECURITY DEPOSIT:                    $21,122.43

GUARANTOR:                           Corporate


WITNESS:                          LANDLORD:

                                  CANPRO INVESTMENTS LTD.,


                                  By:
                                            Authorized Signatory

                                  TENANT:

                                  NATIONAL FINANCIAL CORPORATION or its assignee AUTO CREDIT CLEARINGHOUSE L.P.


                                  By:
                                           Gary L. Shapiro

                                  OFFICE LEASE

         THIS LEASE made and entered into as of the ______ day of ________________, 19___ by and between CANPRO INVESTMENTS, LTD., a corporation organized under the laws of Canada and authorized to do business in the State of Florida (hereinafter referred to as "Landlord") and NATIONAL FINANCIAL CORPORATION or its assignee AUTO CREDIT CLEARINGHOUSE L.P. (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

1.       Demised Premises.

         A. Landlord is the Owner of a tract of land situated at: 621 N.W. 53rd Street, Boca Raton, Florida, more particularly described in Exhibit "A" attached hereto. Upon said tract is located a multistory building known as ONE PARK PLACE OF BOCA (hereinafter referred to as the "Building"), a parking garage, surrounding parking areas and driveways (collectIvely called the "Parking Facilities") and curbs, sidewalks, fountains, parks and plazas. The tract, along with the Building, Parking Facilities and all other improvements presently or hereafter located upon the tract, are hereinafter collectively referred to as the "Property".

         B. Landlord, for the term and subject to the provisions and conditions hereof, shall lease to Tenant, and Tenant shall accept from Landlord, certain space more particularly described by the cross-hatched area on the floor plans annexed hereto as Exhibit "B", which for all purposes hereof shall be deemed to contain Eight Thousand Five Hundred Ninety-Five (8,595) rentable square feet, on the fifth (5th) floor of the Building, (the "Demised Premises"), together with a license for the duration of the term of the Lease to use the parking spaces (the "Parking Spaces") described in the Parking Space Schedule attached hereto as Exhibit "C", at the rates set forth therein, for parking of automobiles of Tenant and Tenant's invitees and employees and for no other purpose.

         C. The Demised Premises shall be used for general office purposes and for no other purposes.

         D. The use and occupation by Tenant of the Demised Premises shall include the nonexclusive use, in common with others entitled thereto, of the common areas, employees' parking areas, service roads, loading facilities, sidewalks and customer car parking areas as such common areas now exist or as such common areas may hereafter be constructed, and other facilities as may be designated from time to time by Landlord, subject however to the terms and conditions of this agreement and to the rules and regulations for the use thereof as prescribed from time to time by Landlord.

2.       Term.

         A. The term of this Lease shall commence on the date hereof and end at 12:00 Midnight on the last day of the month in which the fifth (5th) anniversary of the Rental Commencement Date occurs, unless sooner terminated as herein provided.

                  (1)      OPTIONS

                  Renewal Option(s). Tenant shall have two (2) three (3) year options to renew the lease on the same terms and conditions as the existing Lease except that (a) Leased Premises shall be renewed on an "As Is" basis in that Landlord shall not do or perform any of Landlord's Work in, on or for the Leased Premises (b)

Landlord shall have no obligation to pay to Tenant any Tenant's allowance, inducement, loan, or provide Tenant any free rent. (c) The minimum annual rent for the first (1st) year of the First Option Term shall be the minimum annual rent during the last year of the Initial Term multiplied by 1.05. (d) The minimum annual rent during the first (1st) year of the Second Option Term shall be the minimum annual rent during the last year of the First Option Term multiplied by 1.05. (e) There shall be no further option to renew after the second (2nd) exercised option.

The Renewal Option(s) may only be exercised if (1) the Tenant is not in default of the Terms and Obligations of this Lease and (2) the Tenant has notified the Landlord in writing (a) one hundred and eighty (180) days prior to the termination of the Initial Term for the First option (b) one hundred and eighty
(180) days prior to the termination of the First Option for the Second Option.

                  (2)      RIGHT OF TERMINATION

                  Provided Tenant is not or has never been in default of this Lease, Tenant shall have the right to cancel (the "Termination Option") this Lease during the initial term only of the Lease, but after the Third (3rd) anniversary of the Commencement Date of the Initial Term, on the condition that
(a) such Termination Option shall have been exercised in writing and delivered to Landlord no later than one hundred eighty (180) days prior to the intended early termination date (the "Early Termination Date"), and (b) simultaneously with the notice, Tenant pays to Landlord the unamortized portion of the costs of the Tenant Improvements as per Exhibit "G".

         B. The term "Substantial Completion" shall mean completion by Landlord of the Leasehold Improvements, as hereinafter defined, minor punch list items excepted, and excepting any improvements or work to be performed by Tenant, provided Substantial Completion cannot occur unless there is available to the Demised Premises: (1) required utility services, with the exception of separately metered electricity, which shall be the responsibility of Tenant, (2) elevator service servicing the Demised Premises and (3) the Issuance of a certificate of occupancy for the Demised Premises by the applicable governmental authorities. Landlord presently estimates that the date of Substantial Completion will be the date set forth on the Reference Data at the beginning of this Lease.

         C. Anything in Paragraph 2A to the contrary notwithstanding, if Substantial Completion does not occur on or before the date set forth in the Reference Data hereof by reason of any of the following, Rent shall commence to accrue as if the delay had not occurred. Accordingly, on the Rental Commencement Date, Tenant shall pay to Landlord on account of such accrued rent and in addition to the rent due pursuant to Paragraph 3, 1/365th of the Minimum Annual Rental; (as defined in Paragraph 3 hereof) multiplied by the aggregate number of days of such delay caused by:

                  (1) changes in the work to be performed by Landlord in readying the Demised Premises for Tenant's occupancy, which are requested by Tenant after approval of the Plans and Specifications for the Leasehold Improvements (as that term is defined in Paragraph 3 hereof), provided that if Tenant's request for a change is specifically conditioned upon its approval of Landlord's estimate of such delay, Landlord shall promptly notify Tenant of Landlord's good faith estimate of the anticipated delay and the change shall not be placed into effect until Tenant shall approve such estimated delay; or

                  (2) the unavailability of materials or labor required for installations or work in the Demised Premises not encompassed within the Plans and Specifications for the Leasehold Improvements (as that term is defined in Paragraph 3 hereof), provided that Tenant shall be notified of landlord's estimate of the anticipated delay as promptly as reasonably possible after discovery thereof by landlord and shall be given an opportunity either to specify alternative materials or requirements or to revert to the Plans and Specifications for the Leasehold Improvements; or

                  (3) Tenant's specifications of alternative materials or requirements, or Tenant's determination to revert to the Plans and Specifications for the Leasehold Improvements pursuant to subparagraph C(2) above; or

                  (4) any failure by Tenant, without regard to any grace period applicable thereto, to furnish any required plan, information, approval or consent within a required period of time; or

                  (5) the performance or non-performance of any work or activity in the Demised Premises by Tenant or any of its employees, agents or contractors.

         D. If Substantial Completion shall occur on a date later than the date set forth in the Reference Data, or if Landlord shall be delayed in the delivery of possession of the Demised Premises to Tenant because of a holdover of a prior tenant, or if repairs, improvements or decoration of the Demised Premises or Building to be performed by Landlord are not completed, or for any other reason, whether or not within Landlord's control, Landlord shall not be subject to any liability to Tenant. If the delay was not attributable to a matter described in Paragraph 2C above, the Rent reserved and covenanted to be paid herein shall not commence and the Rental Commencement Date shall not occur until possession of Demised Premises can be given to Tenant in the required state of Substantial Completion. No such failure to give possession shall in any other respect affect the validity of this Lease or any obligation of Tenant hereunder.

         E. On the Rental Commencement Date it shall be presumed that all work theretofore performed by or on behalf of Landlord was satisfactorily performed in accordance with meeting the requirements of this Lease, minor punch list items excepted.

         F. When the construction of the Leasehold Improvements (as that term is defined herein) is completed and the Rental Commencement Date has been established, Landlord and Tenant shall promptly execute a revision to the Reference Data containing the actual rental Commencement Date, the Expiration Date, the actual rentable square footage (which Landlord and Tenant acknowledge and agree shall include the portion of the common areas attributed to the Demised Premises for the purpose of calculating the Rent to be paid hereunder and the actual Tenant's Proportionate Share) and an other information which was not available at the time of execution of this Lease. The revised Reference Data shall be incorporated into this Lease automatically upon execution by the Parties.

3.       Construction of Leasehold Improvements.

         A. Landlord shall construct all of the improvements required to ready the Demised Premises for occupancy by Tenant in accordance with plans and specifications to be prepared by Landlord's Architect (the "Plans and Specifications"), at Tenant's expense, in accordance with floor plans and other information regarding Tenant's requirements for the Demised Premises to be provided by Tenant to Landlord within five days of the date hereof. The improvements referred to herein to be constructed by Landlord shall be referred to herein as the "Leasehold Improvements." Upon completion of preparation of the Plans and Specifications, Landlord shall submit the same to Tenant for Tenant's approval which approval shall not be unreasonably withheld. If Tenant fails to approve or disapprove the Plans and Specifications (or any revised set of Plans and Specifications prepared pursuant to this provision) within five days of receipt from Landlord, Tenant shall be deemed to have approved the same. If Tenant disapproves the Plans and Specifications, Landlord's Architect shall make such modifications as Tenant may reasonably request and resubmit the revised Plans and Specifications to Tenant. Tenant shall approve or disapprove the revised Plans and Specifications within five days of receipt thereof and if Tenant does not approve the revised Plans and Specifications, the process set forth above shall be repeated. When Landlord and Tenant have both approved the Plans and Specifications, they shall initial and date a copy thereof and such Plans and Specifications shall become a part of this Lease.

         B. Within five days of Landlord and Tenant approving and initialing the Plans and Specifications, Landlord or Landlord's contractor shall commence the construction of the Leasehold Improvements in accordance with the Plans and Specifications and diligently pursue the completion of the Leasehold Improvements, which shall be completed in a good and workmanlike manner and in accordance with all applicable governmental codes and regulations.

         C. All work on the Leasehold Improvements shall be performed by qualified, responsible contractors selected by Landlord at its reasonable discretion. Tenant shall not interfere with the construction of the Leasehold Improvements.

         D. Landlord shall provide Tenant with an improvement allowance (the "Improvement Allowance"), which shall be applied to the cost of completing the Leasehold Improvements, in an amount equal to the lesser of (a) the actual cost to Landlord of completing the construction of the Leasehold Improvements in accordance with the Plans and Specifications or (b) $20.00 dollars per rentable square foot constructed by Landlord as measured by landlord's Architect to the inside of all outside glass walls enclosing the Demised Premises and to the midpoint of all demising walls separating the Demised Premises from areas occupied by other tenants in the Building or areas designated as common areas for use by all tenants. For the purpose of this calculation, the portion of the common areas attributed to Tenant and included in the number of rentable square feet set forth in the Reference Data shall not be included. The Improvement Allowance shall only be applied to the cost of Architectural plans, permits materials, labor and other items included in the Leasehold Improvements to be constructed by Landlord hereunder. Tenant Improvement allowance of $20.00 per rentable square foot will include items on Workletter attached as Exhibit "H".

         E. Tenant shall be responsible for performing, at Tenant's sole expense, any work in addition to the Leasehold Improvements to be constructed by Landlord an set forth above. If Tenant desires to perform any additional improvements beyond the Leasehold improvements to be constructed by Landlord, Tenant shall cause Plans and Specifications for such additional work to be prepared and submit the same to Landlord for Landlord's approval. Any such approved additional work, shall be performed by responsible contractors and subcontractors approved by Landlord. All such contractors and subcontractors shall furnish in advance and maintain in effect workmen's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance (naming Landlord and Landlord's manager and mortgagee as additional insureds) with limits satisfactory to Landlord and each shall, prior to commencement at any work, comply with the Mechanic's Lien law of the State of Florida. All work shall be performed in much manner and at such time so as to avoid interference with any work being done by Landlord or its contractors and subcontractors at the Property generally. Landlord shall, however, endeavor to allow Tenant access for such work prior to the Rental Commencement Date. Tenant and its contractors and subcontractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of its work, for the removal of waste and debris resulting therefrom and for any damage caused by them to any installations or work performed by Landlord or it, it's contractors and subcontractors. Tenant's contractors and subcontractors shall be subject to the general administrative supervision of Landlord for scheduling purposes, but Landlord shall not be responsible for any aspect of the work performed by Tenant's contractors or subcontractors. All work shall be performed in a good and workmanlike manner, in accordance with applicable building codes and other governmental requirements, and shall be diligently prosecuted to completion. No work shall adversely affect the structural integrity of the Building or the Demised Premises, nor shall such work diminish the value or the Building or the Demised Premises. Upon the completion of Tenant's work, Tenant shall deliver to Landlord and/or comply with the following: (1) Tenant's affidavit stating that Tenant's work has been completed; (2) an Affidavit of all contractors and all laborers and material suppliers stating that they have all been paid in full and that all liens therefor that have been filed have been discharged of record or waived; (3) a complete release and waiver of lien with respect, to the Demised Premises, executed by said contractor or contractors supplying labor and/or materials for Tenant's work; and (4) all certificates and approvals with respect to Tenant's work that may be required by any governmental authorities an a condition for the issuance of a Certificate of Occupancy for the Demised Premises. Landlord or Landlord's representative shall, during the course of construction and after completion of construction of the Demised Premises, have the right to inspect the Demised Premises to verify construction and completion in accordance with the approved Plans and Specifications. It is agreed that Tenant assumes the entire responsibility and liability for any and all injuries or death of any and all persons, including Tenant's contractors or subcontractors, and their respective employees, and for any and all damages to property caused by, or resulting from or arising out of, any act or omission on the payment of the Tenant, Tenant's contractor or subcontractors, or their respective employees, in the prosecution of the Tenant's work, and with respect to such work, Tenant agrees to indemnify and save harmless Landlord from and against any losses and/or expenses including reasonable legal fees and expenses, which it may suffer or pay as a result, of claims or lawsuits due to, because of, or arising out of any and all such injuries or death and/or damage, whether real or alleged and Tenant and Tenant's contractor and/or subcontractors shall assume and defend at their own expense all such claims or lawsuits. Tenant agrees to insure this assumed liability in its comprehensive general liability policy and the Certificate of Insurance or copy of the policy that the Tenant will present to Landlord prior to commencement of Tenant's work shall so indicate such contractual coverage. If Tenant requests Landlord to perform any work in addition to the Leasehold improvements, Tenant shall deposit an amount equal to Landlord's reasonable estimate or the cost of such work with Landlord prior to commencement of such work, which amount shall include an overhead and supervision charge equal to 20% of the estimated cost of the additional work. If the cost of the additional work plus the twenty percent (20%) overhead and supervision charge exceeds or is less than the estimate of Landlord, Tenant shall pay such excess or Landlord shall refund such overage as the case may be.

         F. Notwithstanding anything to the contrary contained herein, Landlord reserves the absolute right to relocate the Demised Premises and the Common Areas from the locations shown on Exhibit "B", it being agreed by Landlord and Tenant that the purpose of Exhibit "B" is to show the approximate location of the Demised Premises, provided that the new locations of the Demised Premises and Common Areas shall be similar in dimension. If Landlord gives Tenant notice that Landlord is relocating the Demised Premises after Tenant has commenced or completed any partitioning or other Improvements to the Demised Premises, then in such event, Landlord shall provide Tenant with partitions and other improvements of equal quality and quantity in the relocated Demised Premises. The relocation of the Demised Premises hereunder shall not affect any other provision of this Lease.

4.       Minimum Annual Rental.

         A. Until adjusted pursuant to Paragraph 4D hereof, Tenant shall pay as minimum rent for the Demised Premises the sum of Eighty Three Thousand Eight Hundred One 25/100 ($83,801.25) annually which is Nine 75/100 Dollars ($9.75) per square foot of rentable area (the "Minimum Annual Rental"). Such Minimum Annual Rental (as may be adjusted annually pursuant to Paragraph 4D hereof) shall be payable during the term hereof, in advance, in equal monthly installments, together with all sales, use or other taxes based thereon (including, but not limited to the tax imposed by Florida Statutes 212.03), and any other state, federal or other governmental or quasi governmental tax, service tax, license fee or other imposition levied on the Rents received by landlord, all of which shall collectively be referred to hereafter as "Sales Tax". The first installment of Minimum Annual Rental shall be payable on the Rental Commencement Date and payment of Minimum Annual Rental shall continue to be payable on the first (1st) day of each successive month thereafter. Until otherwise adjusted pursuant to Paragraph 4D hereof, the monthly installments shall be Six Thousand Nine Hundred Eighty Three 44/100 ($6,983.44) provided Tenant's not in default hereunder.

CONCESSIONS:               Base Rent on 1.562 rentable square feet shall be
                           abated for the first six (6) months of the Lease.

         B. Concurrently with each monthly installment of Minimum Annual Rent, Tenant shall pay Tenant's Proportionate Share of Taxes and Operating Expenses or the Building and Tenant's Proportionate Share of the occupied premises in the Building (the numerator of which is the rentable square foot area of the Tenant's premises and the denominator shall be the weighted average of occupied promises in the Building during the year in question), the amount due from Tenant for its use of the Parking Spaces as provided in Schedule "C" hereof, together with Sales Tax on all of the above and all other sums which are due to Landlord under the terms of this Lease (all such sums being hereinafter collectively referred to as "Additional Rent"). The Minimum Annual Rental and Additional Rent are hereinafter sometimes collectively referred to as "Rent".

         C. If the Rental Commencement Date occurs on a day other than the first
(1st) day of the month, Rent from the Rental Commencement Date until the first
(1st) day of the following month shall be prorated (calculated on the basis of a thirty (30) day month) and shall be payable in advance of the Rental Commencement Date (and, in such event, the installment of Rant paid at execution hereof shall be applied to the Rent due for the first (1st) full calendar month of the term hereof).

         D. The Minimum Annual Rental shall be adjusted annually on the first anniversary of the Rental Commencement Date if the Rental Commencement Date in the first day of a month (otherwise, it shall be adjusted annually on the first day of the month next following the Rental Commencement Date) and on each subsequent anniversary of such first day of the month (an "Adjustment Date") by multiplying the Minimum Annual Rental for the immediately preceding twelve (12) month period by 1.05. The product of such multiplication shall be the Minimum Annual Rental for the next twelve (12) month period of the term of the Lease.

Date.

                  (1)      Lease Year, is defined as follows;

                           (a)      "Lease Year" shall mean the period of twelve
full calendar months commencing on the Rental Commencement Date if the Rental Commencement Date is the first day of the month (otherwise, the period of twelve full calendar months commencing on the first day of the month next following the Rental Commencement Date) and each consecutive twelve month period thereafter.

         E. Adjustments to the Minimum Annual Rental under Paragraph 4D hereof shall be effective as of each applicable Adjustment Date. Tenant shall pay the Minimum Annual Rental so adjusted for each Lease Year in twelve (12) equal monthly installments upon receipt of a written statement from Landlord ("Landlord's Statement of Minimum Annual Rental") setting forth (i) the new Minimum Annual Rental for the Lease Year following the applicable Adjustment Date and (ii) the difference, if any, between the Minimum Annual Rental paid by Tenant on and after the applicable Adjustment Date and the amount of Minimum Annual Rental actually due from Tenant on and after any applicable Adjustment Date because of adjustments made in accordance with Paragraph 3D hereof. Tenant shall, immediately with the next installment at rent due after receipt of Landlord's Statement of Minimum Annual Rental, begin to pay the new Minimum Annual Rental. Within ten (10) days after the receipt of such Landlord's Statement of Minimum Annual Rental, Tenant shall pay the full amount of any deficiency in the amounts of the monthly installments or Minimum Annual Rental theretofore made between the Adjustment Date and the date or receipt of Landlord's Statement of Minimum Annual Rental as set forth in Subparagraph (ii) of this Paragraph. Tenant shall not be in default under the terms of this Lease for failure to pay the full amount of Minimum Annual Rental, as newly adjusted under Paragraph 4D hereof, until Tenant has received Landlord's Statement of Minimum Annual Rental and has theretofore failed to pay the installments of Minimum Annual Rental or any deficiency due as set forth under this Paragraph 4E. Nothing contained herein shall relieve Tenant of the responsibility to pay Minimum Annual Rental at the prior Lease Year's rate until such time as lt has received Landlord's statement of the new Minimum Annual Rental.

         F. Landlord shall arrange for the Demised Premises to be separately metered so that Florida Power and Light shall provide electricity directly to the Demised Premises. Tenant agrees to pay to Florida Power and Light (or other utility company serving the Demised Premises) all charges for electricity consumed with respect to the Demised Premises as measured by the aforesaid electric meter for the Demised Premises. Notwithstanding the foregoing, Landlord may, at Landlord's sole option, and upon notice to Tenant, elect to measure usage of electricity by Tenant in the Demised Premises by connection to a single meter commonly shared with some or all of the other Tenants in the Building, so that Florida Power and Light; shall

PAGE 10 MISSING

                  (3) "Tenant's Initial Share " shall mean Tenant's Initial Share of Taxes and Operating Expenses which is estimated by Landlord to be Sixty Two Thousand Three Hundred Thirteen 75/100 Dollars ($62,313.75) for the first calendar year. Annual increases of Operating Expenses capped at 4% excluding Real Estate Taxes, Insurance and Utilities.

                  (4) "Operating Expenses" shall mean all expenses incurred by Landlord in the operation, repair, maintenance, protection, inspection and management of all or any portion of the Property and shall include, without limitation:

                                  (i)       operation, repair, replacement,
maintenance, inspection, protection and management of the systems and components of the Building or any portion thereof;

                                 (ii) wages, salaries, fees, and other
compensation (and taxes imposed upon employers in connection therewith) and fringe benefits paid to persons employed by Landlord or Landlord's managing agent, including but not limited to social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance, protection and repair of the Property, excluding any overtime wages or salaries paid for providing extra services to specific Tenants which is directly chargeable to and paid by such Tenants;

                                (iii)       contract costs of independent
contractors hired for the operation, maintenance, inspection, protection or repair of the Property or any portion thereof, including but not limited to, service, materials and supplies included in such contract costs;

                                 (iv)       costs of electricity, steam, water,
sewer, and all other utilities consumed in the operation, repair, maintenance, inspection management of the Property (excluding utilities consumed within space occupied by Tenants, which are metered to and paid directly by Tenants);

                                  (v)       cost of all insurance carried by
Landlord for the Property, including, but not limited to, all risk or fire and extended coverage (including windstorm and flood coverage), elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, rent protection, and workmen's compensation, but excluding any charge for increased premiums due to acts or omissions of any tenants of the Property because of extra risks which are reimbursed to Landlord by such other tenants;

                                 (vi)       alterations, additions  or
improvements to the nonrentable portions of the Property (hereinafter, the "Common Areas") which benefit all tenants thereof, or which are made to decrease the Operating Expenses of the Property;

                                (vii)       all materials, supplies, tools and
equipment purchased or rented to maintain and keep the Property in good condition and repair;

                               (viii) legal, accounting and other professional
expenses incurred in connection with the Operation, maintenance, repair, protection and management of the Property;

                                 (ix)       reasonable reserves for the
operation, maintenance, repair, protection and management of the Property;

                                  (x)       janitorial Service for the Building
and Parking Facilities, including, but not limited to, the cost of window cleaning, uniforms, supplies and sundries;

                                 (xi)       cleaning costs for the Property
including the facade, windows, and sidewalks and trash removal and the cost of all labor, supplies, equipment, and materials incidental to such cleaning;

                                (xii)       management fees of the managing
agent for the Property, if any, and if there is no managing agent, or if the managing agent is affiliated with Landlord, management fees shall be an amount customarily charged for the management of a first class office building by an independent managing agent in the County of Palm Beach, Florida;

                               (xiii)       the cost of repainting,
redecorating, or refurbishing any part of the Property, including the cost of displays, plantings or decorations for the lobby, balconies and other public portions of the Property; and

                                (xiv)       the amortized portion of the cost
of any capital improvements or alterations made to the Property which is either required by law (or governmental regulation), required by any insurance company issuing insurance carried by Landlord or intended by Landlord to reduce Operating Expenses (including but not limited to energy costs), it being understood that such amortization shall be in accordance with generally accepted accounting principles and shall include interest at the rate incurred by Landlord in connection with the installation of the capital improvement or alteration;

                                 (xv)       any and all sums for landscaping,
ground maintenance, sanitation control, cleaning, lighting, Parking Facilities and driveway maintenance, line striping and resurfacing, equipment and fixture replacement, fire protection, and security;

                                (xvi) depreciation or hand tools and other
moveable equipment used in the repair, maintenance or operation of the Property; and

                               (xvii)       all other expenses whether or not
hereinabove mentioned which in accordance with generally accepted accounting and management principles would be considered an expense for the repair, maintenance, protection and operation of the Property by virtue of the ownership thereof.

                           The term "Operating Expenses" shall not include:
(i) the cost of painting, decorating, or installing fixtures or equipment in space for the purposes of preparing the space for occupancy by a Tenant; (2) wages, salaries or fees paid to executive personnel of Landlord; (3) the cost of any repair or replacement item which, by standard accounting practice, should be capitalized, except as described above; (4) any charge for depreciation, interest or rents paid or incurred by Landlord, except as described above; (5) any charge for Landlord's income tax, excess profit taxes, franchise taxes or similar taxes on Landlord's business; or (6) leasing commissions.

         G. For and with respect the each calendar year during the term of this Lease after the Rental Commencement Date (and any renewals or extensions thereof), Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant's Proportionate Share of the Taxes and Operating Expenses for such calendar year, appropriately prorated on a per diem basis for any partial calendar year included within the beginning and end of the term, Tenant's Proportionate Share of Taxes and Operating Expense shall be computed by multiplying the total amount of Taxes and Operating Expenses by Tenant's Proportionate Share, Tenant the

Initial Share of Taxes and Operating Expenses shall be as set forth in Paragraph 5A(3). Tenant's Proportionate Share of such Taxes and Operating Expenses shall be paid in accordance with the following procedures:

                  (1) Landlord shall furnish to Tenant on or before April 30 of each calendar year of the term hereof:

                                    A written statement (the "Estimate
Statement") of Landlord's good faith estimate of Taxes and Operating Expenses and Tenant's Proportionate Share of same (the "Estimated Share"), for the current calendar year, Landlord may, at any time, change Tenant's Estimated Share by sending Tenant's revised Estimated Statement if, in Landlord's reasonable opinion, Landlord determines that Tenant's Proportionate Share of Taxes and Operating Expenses for any calendar year will exceed those set forth in the most recent Estimate Statement.

                                    A written statement (the "Expense
Statement") setting forth: (1) Taxes and Operating Expenses for the calendar year immediately prior to (the "Prior Year") the calendar Year in which any Expense Statement is issued; (ii) Tenant's Proportionate Share of the Taxes and Operating Expenses for the Prior Year; (iii) the amount, if any, due from Tenant for any deficiency between Tenant's Proportionate Share of Taxes and Operating Expenses for the Prior Year and the actual amounts paid by Tenants its Estimated Share during such Prior Year, and (iv) the amount due from Tenant for any deficiency in the payments of Tenant's Estimated Share for the current calendar year resulting from any adjustment of Tenant's Estimated Share for the current calendar year.

                  (2) Tenant's Proportionate Share of Taxes and Operating Expenses shall be paid monthly as Additional Rent together with payments of Minimum Annual Rental as follows:

                                    The amount of any deficiency due from Tenant
as shown on the Expense Statement shall be paid by Tenant within twenty (20) days from the date of issuance of such Expense Statement described above. If any Expense Statement reflects an excess paid by Tenant during such period (the "Tax and operating Expense Credits), said Tax Operating Expense Credit shall be credited against Tenant's Estimated Share falling due after the date of the applicable Expense Statement until much credit is depleted.

                           (b) On the first day of the first full month after
the Rental Commencement Date, Tenant shall pay Landlord one twelfth of the amount of Tenant's Initial Share of Taxes and Operating Expenses set forth in the Reference date at the beginning of this Lease, together with the pro rata provision of Tenant's Initial Share determined an a per them basis with respect to, a thirty day month for any period of time elapsed between the Rental Commencement Date and the first day of the first full month after, the Rental Commencement Date.

                           (c) On the first day of each subsequent month during
the first calendar year of the term of this Lease, and continuing thereafter until issuance of any Estimate Statement in which Tenant's Estimated Share exceeds Tenant's Initial Share of Taxes and Operating Expenses, Tenant shall pay Landlord one-twelfth of Tenant's Initial Share of Taxes and Operating Expenses set forth in the Reference Data at the beginning of this Lease.

                           (d) On the first (1st) day of the month after
receipt of an Estimate Statement increasing Tenants Estimated Share above Tenants Initial Share and on the first day or each succeeding month thereafter until Tenant shall receive a revised Estimate Statement, Tenant, shall pay to Landlord, on account or its share of Taxes and Operating Expense, one-twelfth (1/12) of the then current Estimated Share.

         6. Security. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease Tenant shall deliver to Landlord concurrently upon execution of this Lease the amount of Twenty One Thousand One Hundred Twenty Two 43/100 Dollars ($21,122.43) (the "Security Deposit"), none of which Security Deposit shall constitute rent for any month unless so applied by Landlord to compensate Landlord for all loss, cost, expense or damage suffered by Landlord due to default or failure of Tenant hereunder. Tenant shall, upon demand, restore any portion of said Security Deposit so applied by Landlord on account of any default or failure by Tenant hereunder and Tenant's failure to do so shall constitute a default hereunder. To the extent that, Landlord has not applied said sum on account of a default, the Security Deposit shall be returned (without interest) to Tenant promptly after termination of this Lease. Landlord may, in its absolute discretion, commingle the Security Deposit with other funds of Landlord. In the event Landlord delivers the Security Deposit to a purchaser or other successor to Landlord's interest in the Property, Landlord shall be discharged of any further liability with respect to the Security Deposit.

         7. Tenant's Covenants. Tenant agrees on behalf of itself, its employees and agents, that it shall:

                  A. Comply at all times with any and all Federal, state, and local statutes, regulations, ordinances and other requirements of any applicable public authorities relating to its use and occupancy of the Demised Premises.

                  B. Give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable Landlord; (1) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable to the Demised Premises, or any other portion of the Property or any part thereof; and (2) upon reasonable notice, to show the Demised Premises to any prospective mortgagees and purchasers, and, during the four (4) months prior to expiration of the term, to prospective Tenants.

                  C. Maintain and repair, at its cost and expense, the Demised Premises, including the plumbing, electrical, HVAC and other systems within the Demised Premises, with the exception of such items which are Landlord's responsibility, as required to keep the Demised Premises in good working order and condition Tenant shall commit no waste in or upon the Demised Premises.

                  D. Upon the termination of this Lease for any reason whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and other insured casualty and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant.

                  E. Not place signs on the Demised Premises except in accordance with sign criteria approved by Landlord. All signs shall be purchased and erected at Tenant's expense. Identification of Tenant and Tenant's location shall be provided by Landlord at Tenant's expense in a directory in the Building Lobby.

                  F. Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises of the building and/or the Property or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this Subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increased or extra premium).

                  G. Not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord and in accordance with the provisions of Paragraph 3E of this Lease. All such alterations and additions, as well as all fixtures, equipment, improvements and appurtenances installed in the Demised Premises (but excluding Tenant's trade fixtures) shall, upon installation, become and remain the property of Landlord and shall be maintained by Tenant during the term hereof and any renewals and extensions thereof, in the same good order and repair in which the Demised Premises are required to be maintained. Tenant shall, at the expiration of the term hereof, remove Tenant's trade fixtures and other personal property which can be removed without damage to the Demised Premises and shall likewise remove such other items as Landlord shall designate for removal by Tenant upon expiration of the term hereof (and in such case Tenant shall be obligated to restore any damage caused thereby). The construction of any such alterations and additions shall be performed at Tenant's expense by Landlord or Tenant, as Landlord shall elect, subject to the requirements specified in Paragraph 3 of this Lease. All alterations and additions to the Demised Premises shall be performed in accordance with plans and specifications therefore submitted to and approved by Landlord, in a good and workmanlike manner and in conformity with all building codes, laws, regulations, rules, ordinances and other requirements of all governmental or quasi-governmental authorities having jurisdiction.

                  H. Not install or authorize the installation of any coin operated vending machines.

                  I. Not bring any flammable, explosive or dangerous material or article onto the Property.

                  J. Not violate Landlord's regulation that only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or common areas for any such purpose. Except with Landlord's prior written consent and in accordance with arrangements approved by Landlord, Tenant shall not permit on the Demised Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for sale, serving or distribution of food or beverages.

                  K. Not bring safes, heavy files, or other heavy equipment into the Property unless the weight, location and handling of same is approved by Landlord. Regardless of said approval, Tenant shall indemnify, defend and save Landlord harmless from any and all expenses and other damages, including attorney's fees, and costs, resulting from the use or installation by Tenant of such heavy equipment.

                  L. Not use, create, store, or permit any toxic or hazardous material anywhere on the Property, Tenant shall not dispose of any toxic or other hazardous waste through the plumbing system or drainage system of the Building or the Property, and Tenant shall not violate any requirement of the Florida Department of Environmental Regulation or the Florida Department of Health, or any other governmental agency, with respect to waste disposal, Tenant shall indemnify, defend and hold Landlord harmless from any and all expenses and other damages, including attorney's fees and costs incurred by Landlord, as a result of improper storage or handling of any hazardous materials or waste or any improper waste disposal by Tenant, which indemnification shall survive the expiration or earlier termination of this Lease.

                  M. Immediately and at its expense, Tenant shall repair and restore any and all damages caused to the Demised Premises or the Property due to Tenant's improvements, installations, alterations, additions or other work conducted by Tenant within the Demised Premises, and Tenant shall restore the Property to the condition existing prior to improvement, installations, alterations, additions or other work conducted by Tenant within the Demised Premises.

                  N. Comply with the rules and regulations as initially set forth on Exhibit "E" which is attached hereto and incorporated herein, and comply with such other rules and regulations as Landlord may establish, and from time to time amend, for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

                  O. Unless Landlord elects to commonly meter the Demised Premises in accordance with Paragraph 4F of this Lease, Tenant shall pay directly to the entity providing same, the costs of all utilities consumed within the Demised Premises, and all other sums assessed against Tenant or the Demised Premises by any governmental or quasi-governmental entity in connection with Tenant's use or occupancy of the Demised Premises.

                  P. Not install or operate in the Demises Premises any electrically operated equipment or other machinery, including computers, unless requiring not more than three-phase, four-wire 227/480 Volt electrical service and normally used in modern offices, or any plumbing fixtures, without first obtaining the prior written consent of Landlord. In the event that Landlord determines in its sole and absolute discretion, that Tenant's electrical consumption within the Premises is greater than the normal usage of other Tenants within the building, Landlord reserves the right to charge Tenant for such additional consumption, or cause Tenant to separately meter electrical service to the Premises at Tenant's sole cost and expense. Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to the structural system, water system, plumbing system, heating system, air conditioning system or the electrical system servicing the Demised Premises or any other portion of the Building without the prior written consent of Landlord, and in the event such consent is granted, such replacements, changes or additions shall be paid for by Tenant.

         8.       Services.  Landlord agrees that it shall:

                  A. Provide self service passenger elevator service to the Demised Premises from the ground floor. Access to the Demised Premises shall at all times be subject to compliance with such security measures as shall be in effect for the Building.

                  B. Provide janitorial service to the Demised Premises and the Common Areas in the Building as are customarily provided in first class office buildings in Palm Beach County, Florida. Any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly and the cost and payment thereof shall be and remain the sole responsibility of Tenant. The firm providing such janitorial service shall first be approved by Landlord, and Tenant shall not be entitled to any reduction, abatement, or other credit against its Proportionate Share of Operating Expenses on account of any contract for additional or specialized janitorial services, whether or not Landlord's janitorial services are continued by Tenant. Janitorial services are to be provided as detailed in Cleaning Specifications Schedule attached as Exhibit "D".

                  C. Subject to the provisions of paragraphs 12 and 15 hereof, make all necessary repairs of damage to the Common Areas of the Building, equipment used to provide services specified herein and to the roof, outside walls and structural members of the Building and Parking Facilities. In the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees or invitees, or of any other person entering the Building with Tenant's consent, express or implied, Landlord may make such repair and add the cost thereof to the first installment of rent which will thereafter become due.

                  D. Furnish the Common Areas of the Property with electric service for lighting and normal office use. Furnish the Demised Premises with heating or air conditioning between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday, excluding federal and state holidays. Tenant may be permitted the use of after hours air-conditioning at Landlord's discretion, said after hours air-conditioning to be separately metered by floor only, and Tenant shall pay to Landlord, in addition to Tenant's Proportionate Share of Operating Expenses, the after hours air conditioning fee determined by Landlord, in its sole and absolute discretion to be a reasonable charge for said services, and such sums shall be paid by Tenant as Additional Rent under this Lease.

                  E. The costs of all services provided in this Paragraph 8, separately charged to Tenant shall constitute Operating Expenses as defined in Paragraph 5 above, Tenant acknowledges that Landlord does not warrant that any of the services referred to in this Paragraph 8 will be free from interruption from causes beyond the reasonable control of Landlord. No interruption of service shall ever be deemed an eviction or disturbance of Tenant or render Landlord liable to Tenant for damages by abatement of Rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease, unless Landlord, after reasonable notice, shall willfully and without cause fail or refuse to take reasonable action within its control to restore such service.

         9. Subletting and Assigning. Tenant shall not assign, mortgage or otherwise transfer or encumber this Lease or any portion of Tenant's interest herein, or sublet all or any portion of the Demised Premises without first obtaining Landlord's prior written consent thereto, which the parties agree may not be unreasonably withhold. If Landlord consents to any given assignment or subletting, such consent will not be deemed a consent to any further subletting or assignment without subsequent consent of the Landlord which consent may not be unreasonably withheld. Duly attempted assignment, mortgage, sublease or other encumbrance of the Demised Premises in violation of this paragraph shall be null and void. If Landlord consents to any subletting or assignment, it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder. Notwithstanding any consent by Landlord to any subletting or assignment, in the event of any subletting or assignment of the Demised Premises, Tenant shall remain liable for all of the obligations of Tenant set forth herein. The sale by Tenant of a controlling interest in the Tenant entity shall be deemed an assignment of this Lease requiring the consent of Landlord as specified above.

         10.      Indemnification, Waiver of Liability.

                  A. Tenant agrees to indemnify, defend and save harmless Landlord and its building manager and their officers, employees, agents and independent contractors, from any and all suits. actions, damages, liability and expenses (including reasonable attorney's fees and costs) in connection with loss of income, loss of life, bodily or personal injury or property damage in or about the Demised Premises arising from any cause whatsoever unless such loss of life, injury, or property damage is the result of the willful and gross negligence of Landlord, its building manager, or their officers, employees, agents and independent contractors, and Landlord and said managers and their officers, employees, agents and independent contractors shall not be liable to Tenant for any such damage or loss whether or not the result of their willful and gross negligence.

                  B. Tenant agrees to indemnify, defend and hold Landlord and its building manager, and their employees, officers, agents and independent contractors harmless of and from any and all loss, liability or expense including, without limitation, reasonable attorney's fees and costs incurred by Landlord in connection with any failure of Tenant to fully perform its obligations under this Lease, and in connection with any personal injury or damage to or loss of property of any type or nature resulting out of Tenant's use of the Property, or caused by the neglIgence, misconduct or breach of this Lease by Tenant, its employees, subtenants, invitees, contractors, sub-contractors, or any other person entering the Property under express or implied invitation of Tenant.

         11.      Public Liability and Business Interruption Insurance.

                  A. Tenant, at its own cost and expense, shall obtain and maintain in full force and effect durIng the original term hereof, and any extensions or renewals, single limit public liability and property damage insurance in an amount at least equal to Two Million Dollars ($2,000,000.00) or such other amounts as Landlord may reasonably require from time to time, upon thirty (30) days prior written notice.

                  B. Tenant, at its own cost and expense, shall obtain and maintain in full force and effect during the original term hereof, and any extensions or renewals, business interruption insurance payable in case of loss resulting from damage to the Demised Premises or the Building by fire or other casualty. Such insurance shall be maintained in an amount not less than the sum of all Minimum Annual Rental and additional rent coming due for the then current calendar year as estimated by Landlord.

                  C. Tenant agrees to carry full replacement cost all risk fire and extended coverage insurance in form satisfactory to Landlord an all improvements to the Demised Premises. Tenant also agrees to carry such all risk insurance covering Tenant's fixtures, furnishings, wall covering, carpeting, drapes, equipment and all other items of personal property of Tenant located on or within the Demised Premises.

                  D. All policies of insurance described above shall name Landlord and any mortgagee of Landlord as named insureds, and shall include an endorsement providing that the policies will not be canceled or amended until after thirty (30) days' prior written notice to Landlord. All such policies of insurance shall be issued by a financially responsible company or companies satisfactory to Landlord and authorized to issue such policy or policies, and licensed to do business in the State of Florida. Tenant shall deposit with Landlord duplicate originals of such insurance on or prior to the Rental Commencement Date, together with evidence of paid-up premiums, and shall deposit with Landlord renewals thereof at least fifteen (15) days prior to expiration of any such policies.

         12. Fire or Other Casualty. In case of damage to the Demised Premises by fire or other casualty, Tenant shall promptly give notice thereof to Landlord. In case of damage to the Building, the Demised Premises or the Parking Facilities by fire or other casualty, Landlord shall, unless Landlord elects to terminate this Lease as described below, and subject to the rights of Landlord's Mortgagees, thereupon undertake the repair and restoration of: (a) the Building, to substantially the same condition as existed prior to the casualty; provided that Landlord is not obligated to restore any portion of the Building or Parking Facilities not necessary for Tenant's use of the Demised Premises (hereinafter the "Excluded Area"); and (b) the Demised Premises, to substantially the condition in which Landlord was obligated to deliver the Demised Premises to Tenant on the Rental Commencement Date, at the expense of Landlord, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord; provided, however, that Landlord shall not be obligated to restore the Demised Premises if adequate insurance proceeds are not available to Landlord to complete such work. The Minimum Annual Rent payable by Tenant hereunder shall be equitably apportioned during the period of Landlord's repair and/or restoration of the Demised Premises in accordance with the portion of the Demised Premises which has been rendered untenantable. If Landlord elects to make such repairs, Tenant shall, within thirty (30) days after completion by Landlord of such repair and/or restoration, at Tenant's sole cost, and expense, commence to repair or restore the remainder of the

Demised Premises to the condition it was in prior to such fire or casualty, (which work shall be completed by Tenant within one hundred twenty (120) days of commencement.) In the event that Landlord, in Landlord's discretion, shall decide not to repair or rebuild the Demised Premises, the Building or the Parking Facilities, Landlord shall deliver written notice to Tenant of its election to terminate this Lease within ninety (90) days after Landlord is notified of the casualty, and this Lease shall terminate as of the date specified in such notice which date shall not be more than ninety (90) days thereafter, and the Rent (taking into account any apportionment as aforesaid) shall be adjusted to the termination date, and Tenant shall thereupon promptly vacate the Demised Premises.

         13. Increase in Premiums. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect to the Property or the Demised Premises or use or occupy the Property or the Demised Premises or conduct or Operate Tenant's business in any manner objectionable to insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Demised Premises or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the permitted uses. In case of a breach of this covenant, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and hold Landlord harmless from and against any loss which would have been covered by insurance which shall become void or suspended because of such breach by Tenant, and (b) pay to Landlord any and all increase of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

         14. Waiver of Subrogation. Landlord and Tenant waive, unless said waiver should invalidate any insurance required or permitted hereunder, their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers indemnity from its insurance carrier. Any insurance policy procured by either Tenant or Landlord which does not name the other as a named insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company, including but not limited to Tenant's workmen's compensation carrier, against Landlord or Tenant, whichever the case may be. All public liability and property damage policies shall contain an endorsement that Landlord, although named an insured, shall nevertheless entitled to recover for damages caused by the negligence of Tenant.

         15.      Eminent, Domain.

                  A. It the whole of the Property, or the Demised Premises shall be taken or condemned for a public or quasi-public use under any law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof by any competent authority, this Lease shall terminate and Rent shall abate for the unexpired portion of the term of this Lease as of the date the right to possession shall vest in the condemning authority.

                  B. If part of the Demised Premises shall be acquired or condemned as aforesaid, and such acquisition or condemnation shall render the remaining portion unsuitable for the business of Tenant (in the reasonable opinion of Landlord) the term of this Lease shall cease and terminate as provided in Paragraph 15(A) hereof, provided however, that diminution of rentable area shall not in and of itself be conclusive as to whether the portion of the Demised Premises remaining after such acquisition is unsuitable for Tenant's business. If such partial taking is not extensive enough to render the Demised Premises unsuitable for the business of Tenant, this Lease shall continue in full force and effect except that the Minimum Annual Rental shall be reduced in the same proportion that the rentable area of the Demised Premises taken bears to the rentable area demised. Subject to the rights of any mortgagee of Landlord's estate, Landlord shall, upon receipt of the net condemnation award, make all necessary repairs or alterations to the Building so as to render the portion of the

Building not taken a complete architectural unit, but Landlord shall in no event be required to spend for such work an amount in excess of the net amount received by Landlord as damages for the part of the Building so taken. "Net amount received by Landlord" shall mean that portion of the condemnation award in excess of any sums required to be paid by Landlord to the holder of any mortgage on the property so condemned, and all expenses and legal fees incurred by Landlord in connection with the condemnation proceeding.

                  C. If part of the Building, but no part of the Demised Premises, is taken or condemned as aforesaid, and, in the reasonable opinion of Landlord, such partial acquisition or condemnation shall render Landlord unable to comply with its obligations under this Lease, or shall render the Demised Premises unsuitable for the business of Tenant, the term of the Lease shall cease and terminate as provided in Paragraph 15(A) hereof, by Landlord sending written notice to such effect to Tenant, whereupon Tenant shall immediately vacate the Demised Premises.

                  D. In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Landlord to receive the full amount of such award, and Tenant hereby expressly waives any right or claim to any part thereof. Although all damages in the event of any condemnation are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or the fee of the Demised Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, and equipment, or the loss of Tenant's business or decrease in value thereof.

         16. Events of Default. Each of the following events shall constitute an Event of Default under this Lease:

                  A. If Tenant shall fail to pay Minimum Annual Rental, Additional Rent, or any other sum payable to Landlord hereunder when due; or

                  B. If Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within ten (10) days after written notice thereof by Landlord; or

                  C. If a receiver or trustee is appointed to take possession of all or a substantial portion of the assets of Tenant or any Guarantor and such receiver or trustee is not dismissed within thirty (30) days; or

                  D. If Tenant or any Guarantor makes an assignment for the benefit of creditors; or

                  E. If any bankruptcy, reorganization, insolvency, creditor adjustment or debt rehabilitation proceedings are instituted by or against Tenant or any Guarantor under any state or federal law and the same are not dismissed within thirty (30) days; or

                  F. If levy, execution, or attachment proceedings or other process of law are commenced upon, on or against Tenant or any Guarantor or a substantial portion of Tenant's or any Guarantor's assets and the same are not dismissed within thirty (30) days; or

                  G. If a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer is applied for by Tenant or any Guarantor; or

                  H. If Tenant or any Guarantor becomes insolvent in the bankruptcy or equity sense; or

                  I. If the Demised Premises are vacated, abandoned or designated during the term hereof or Tenant removes or manifests an intention to remove its goods and property from the Demised Premises other than in the ordinary course of its business.

         17.      Remedies.

                  A. If Tenant fails to pay Minimum Annual Rental, Additional Rent, or any other sum payable to Landlord hereunder when due, Tenant shall pay a late charge in the amount of Fifty Dollars ($50.00) plus interest accruing on the unpaid sums from the date such sums are due at a rate equal to the greater of (a) Eighteen percent (18%) per annum or (b) Three percent (3%) per annum in excess of the prime rate of interest paid by Landlord on sums borrowed by Landlord (the "Late Charge"). The Late Charge shall be Additional Rent under the terms of this Lease. In no event however shall any interest or other charge on any delinquent payments exceed the amount allowed to be charged under the usury laws of the State of Florida, it being acknowledged and agreed that any amount in excess of such limitation shall be refunded to Tenant by Landlord by means of a credit against the next installment(s) of Rent coming due hereunder, or if no such Rent payments remain to be paid, then the excess shall be refunded in cash. The Late Charge shall be in addition to, and shall not in any way limit any other rights or remedies available to Landlord under the terms of this Lease or at law and in equity.

                  B. Upon the occurrence of an Event of Default, Landlord may, at any time thereafter, and in addition to any other available rights or remedies at law and/or in equity, elect any one or more of the following remedies;

                           (1)      Without obligation to relate the Demised
Premises, to accelerate the whole or any part of the Minimum Annual Rental, the Additional Rent, or any other sum payable to Landlord hereunder for the entire unexpired balance of the Term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant and for purposes of this Paragraph, the Minimum Annual Rental shall be deemed to be increased and adjusted as described in Paragraphs 3C and 3D hereof, with the annual Cost of Living increase calculated as if the Adjustment Date was the month in which such default occurred, and any Rent or other charges, payments, costs and expenses if so accelerated shall, in addition to any and all installments of Rent already due and payable and in arrears, and/or any other charge or payment herein reserved, included or agreed to be treated or collected an rent and/or any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this Lease, such accelerated Rent and other charges, payments, costs and expenses were on that date payable in advance, and Landlord shall be entitled to all costs of collection, including attorney's fees and costs through all appellate levels and post judgment proceedings, and to interest on all such amounts at the maximum rate allowed by law until such amounts are actually paid to Landlord.

                           (2)      To immediately re-enter the Demised Premises
without accepting surrender of the leasehold estate and remove all persons and all or any property therefrom, with or without summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefore, and repossess and enjoy the Demised Premises; together with all additions, alterations and improvements. Upon recovering possession of the Demised Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Demised Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best. Upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and all costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Demised Premises or the making of alterations and/or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Demised Premises or, in the event that the Demised Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord as Tenant's agent to collect the rants due and to become due under all subleases of the Demised Premises or any part thereof without in any way affecting Tenant's obligation to pay any unpaid balance of Rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

                  (3) To terminate this Lease and the term hereby created without accepting any surrender of the leasehold estate and without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken, whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of the Rent reserved for the balance of the term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, all discounted at the rate of six percent (6%) per annum to their then present worth, less the fair rental value of the Demised Premises for the remainder of said term, also discounted at the rate of six percent (6%) per annum to its then present worth, all of which amount shall be immediately due and payable from Tenant to Landlord.

                  (4) Tenant covenants and agrees that if the rent and/or any charges reserved in this Lease as rent (Including all accelerations of rent permissible under the provisions of this Lease) shall remain unpaid ten (10) days after the same is required to be paid, then and in that event, Landlord may cause Judgment to be entered against Tenant, and for that purpose Tenant hereby authorizes and empowers Landlord or any Prothonotary, Clerk of Court or Attorney of any Court of Record to appear for and confess judgment against Tenant and agrees that Landlord may commence an action pursuant to the laws of Florida for the recovery from Tenant of all rent hereunder (including all accelerations of rent permissible under the provisions of this lease) and/or for all charges reserved hereunder as rent, as well as for interest and costs and reasonable Attorney's fees, for which authorization to confess judgment, this Lease, or a true and correct copy thereof, shall be sufficient warrant. Such Judgment may be confessed against Tenant for the amount of rent in arrears (including all accelerations of rent permissible under the provisions of this Lease) and/or for all charges reserved hereunder as rent, as well as for interest and costs; together with an attorney's fee of five percent (5%) of the full amount of Landlord's claim against Tenant. Neither the right to institute an action pursuant to the laws of Florida nor the authority to confess judgment granted herein shall be exhausted by one or more exercises thereof, but successive complaints may be filed and successive judgments may be entered for the aforedescribed sums ten (10) days or more after they become due as well as after the expiration of the original term and/or during or after expiration of any extension or renewal of this Lease.

Tenant covenants and agrees that if this Lease shall be terminated (either because of condition broken during the term of this Lease or any renewal or extension thereof and/or when the term hereby created or any extension thereof shall have expired) then, and in that event, Landlord may cause a judgment in eviction to be entered against Tenant for possession of the demised premises, and for that purpose Tenant hereby authorizes and empowers any Prothonotary, Clerk of Court or Attorney of any Court of Record to appear for Tenant and to confess judgment against Tenant in Eviction for possession of the herein demised premises, and agrees that Landlord may commence an action pursuant to the laws of Florida for the entry of an order in Eviction for the possession of real property, and Tenant further agrees that a Writ of Possession pursuant thereto may issue forthwith, for which authorization to confess judgment and for the issuance of a writ or writs of possession pursuant thereto, this Lease, or a true and correct copy thereof, shall be sufficient warrant. Tenant further covenants and agrees, that if for any reason whatsoever, after said action shall have commenced the action shall be terminated and the possession of the premises demised hereunder shall remain in or be restored to Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon the termination of this Lease as above set forth to commence successive actions for possession of real property and to cause the entry of successive judgments by confession in Eviction for possession of the premises demised hereunder.

In any procedure or action to enter Judgment by Confession for Money pursuant to Section ___ hereof, or to enter Judgment by Confession in Eviction for possession of real property pursuant to Section ___ hereof, if Landlord shall first cause to be filed in such action an affidavit or averment of the facts constituting the default or occurrence of the condition precedent, or event, the happening of which default, occurrence, or event authorizes and empowers Landlord to cause the entry of judgment by confession, such affidavit or averment shall be conclusive evidence of such facts, defaults, occurrences, conditions precedent, or events; and if a true copy of this Lease (and of the truth of which such affidavit, or averment shall be sufficient evidence) be filed in such procedure or action, it shall not be necessary to file the original as evidence, any rule of court, custom, or practice to the contrary notwithstanding.

Tenant hereby releases to Landlord and to any and all attorneys who may appear for Tenant all errors in any procedure or action to enter Judgment by Confession by virtue of the sections contained in this Lease, and all liability therefor. Tenant further authorizes the Prothonotary or any Clerk of any Court of Record to issue a Writ of Execution or other process, and further agrees that real estate may be sold on a Writ of Execution or other process. If proceedings shall be commenced to recover possession of the demised premises either at the end of the term or sooner termination of this Lease, or for non-payment of rent or for any other reason, Tenant specifically waives the right to the statutory notice periods, and agrees that ten (10) days' notice shall be sufficient in either or any such case.

The right to enter judgment against Tenant by confession and to enforce all of the other provisions of this Lease herein provided for may at the option of any assignee of this Lease, be exercised by any assignee of the Landlord's right, title and interest in this Lease in his, her, or their own name, any statute, rule of court, custom, or practice to the contrary notwithstanding.

All of the remedies hereinbefore given to Landlord and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No determination of this Lease or the taking or recovering possession of the premises shall deprive Landlord of any of its remedies or actions against the Tenant for rent due at the time or which, under the terms hereof would in the future become due as if there had been no determination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the premises.

                  C. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

                  D. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord, in its sole and absolute discretion, shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for in law or in equity.

                  E. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

         18. Quiet Enjoyment. Upon paying the Minimum Annual Rental, Additional Rent, and other charges and sums herein provided for, and upon Tenant's observance and keeping of all the covenants, agreements and conditions of this Lease, Tenant shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord; subject, however, to the terms, exceptions, reservations and conditions of this Lease.

         19. No Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more agreements, terms, covenants, conditions, or obligations of this Lease, or to exercise any right, remedy or election therein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such right, remedy or election, with respect to any subsequent breach, act, or omission. The manner of enforcement or the failure of Landlord to enforce any of the covenants, conditions, rules and regulations set forth herein or hereafter adopted, against any Tenant in the Building shall not be deemed a waiver of any such covenants, conditions, rules and regulations.

         20.      Attornment and Subordination.

                  A. Subject to the provisions in subsection B hereof, this Lease, and the rights of Tenant hereunder, shall be subject or subordinate to any mortgages which now are or may hereafter be placed upon the Property or any portion hereof (a "mortgage") or any interest therein or to any leases (hereinafter called "underlying leases") of the Property as a whole which now exist or may hereafter be made (any holder of any such mortgage, or landlord with respect to any underlying lease being hereinafter called an "Interested Party"). The terms at this Subordination shall be self operative, provided however, that Tenant shall execute such documents as may be requested by Landlord in order to confirm this Subordination from time to time. Any failure by Tenant to execute any such documents shall be a default hereunder.

                  B. Upon the request of Tenant, any interested Party shall provide to Tenant its written agreement providing substantially as follows: so long as Tenant has not defaulted under this Lease; (I) Tenant's rights shall not be terminated or disturbed by reason of any foreclosure of such mortgage or termination of such underlying lease: (II) in the event that the property containing the Demised Premises is sold or otherwise disposed of pursuant to any right or power contained in or existing by reason of any such mortgage or the bond, note or debt secured thereby, the purchaser thereof or other person acquiring title thereto through or by virtue of such sale or other disposition shall take title thereto subject to this Lease and all rights of Tenant hereunder; (III) upon termination of any such underlying lease, that lessor shall accept Tenant's attornment upon all the terms and conditions of this Lease for the balance of the term hereof. Any such written agreement shall also reserve to the Interested Party the rights specified in section D hereof.

                  C. Upon any foreclosure sale on any such mortgage or termination of any underlying lease, if the holder of the mortgage or other purchaser at foreclosure sale or any lessor with respect to any underlying lease shall so request, Tenant shall attorn to such holder, purchaser or lessor as Tenant's landlord under this lease and shall promptly execute and deliver any instrument that such holder, purchaser or lessor may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such holder, purchaser or lessor and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease.

                  D. In the event that the holder of such mortgage or the lessor under such underlying lease shall succeed to the interest of Landlord hereunder, such Interested Party shall not be: (i) liable for any act or omission of any prior landlord (including Landlord); (ii) liable for the return of any security deposit not actually received by it; (iii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); (iv) bound by any Rent or Additional Rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or (v) bound by an amendment or modification of this Lease made without its written consent.

                  E. Within ten (10) days after written request from Landlord from time to time, Tenant shall execute and deliver to Landlord, or Landlord's designee, a written statement certifying, (i) that this Lease is unmodified and in full force and effect, or is in full force and effect, as modified and stating the modifications; (ii) the amount of Minimum Annual Rent and the date to which Minimum Annual Rent and Additional Rent have been paid in advance; and
(iii) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; (iv) the amount of security deposit Landlord is holding and (v) any options to renew or purchase that tenant may have. Within ten (10) days after written request from Tenant from time to time, Landlord shall execute and deliver to Tenant, or Tenant's designee, a written statement certifying, (i) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (ii) the amount of Minimum Annual Rent and the date to which Minimum Annual Rent and Additional Rent have been paid in advance; and (iii) that Tenant is not in default hereunder, or if Tenant's claimed to be in default, stating the nature of any claimed default.

         21. Notices. All bills, statements, notices or communications which either party hereto may desire or be required to give to the other shall be deemed sufficiently given or rendered if in writing and either hand delivered to Landlord or Tenant or sent by registered or certified mail or overnight courier, postage prepaid, addressed to Landlord or Tenant at the address set forth on the first page hereof or any other address pursuant to notice given as herein set forth. Any notices given in accordance with the Lease shall be deemed to be given when the same is hand delivered to the other party, deposited with the overnight courier or three (3) days after depositing in the mail, as the case may be.

         22. Holding Over. Should Tenant continue to occupy the Demised Premises after expiration of the term of this Lease or any renewals therefor, or after a forfeiture incurred such tenancy shall (without limitation on any of Landlord's rights or remedies therefore) be one at sufferance from month to month at a minimum monthly rent equal to twice the rent payable for the previous month of the term of this Lease,

         23. Brokers. Tenant represents and warrants that it has not employed any broker or agent as its representative in the negotiation for or the obtaining of this Lease other than Landlord's leasing agent, and agrees to indemnify and hold Landlord harmless from and against any and all cost or liability for compensation claimed by any broker or agent other than Landlord's leasing agent with whom it has dealt or claimed to have been engaged by Tenant.

         24. Definitions of Landlord and Tenant.

                  A. The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships, or individuals, men or women, shall in all cases be assumed as through in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord, except as herein otherwise provided.

                  B. The term "Landlord" as used in this Lease shall mean the fee owner of the entire Property or, if different, the party holding and exercising the right, as against all others (except space tenants of Building) to possession of the entire Property. In the event of voluntary or involuntary transfer of such Ownership or right to a successor in interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant's security deposit, Landlord shall be relieved of all liability therefore upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of Landlord hereunder which shall thereafter accrue. Notwithstanding the foregoing, no mortgagee or ground lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall:
(1) be liable for any previous act or omission of a prior landlord; (2) be subject to any rental offsets or defenses against a prior landlord; (3) be bound by any amendment of this Lease made without its written consent, or by payment by Tenant of rent in advance in excess of one (1) month's rent; or (4) be liable for any security deposit not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of Landlord. In no event shall the liability of Landlord to Tenant hereunder exceed Landlord's interest in the Property. Tenant agrees that no judgment arising from any default of Tenant's agreements under the terms of this Lease or by reason of any willful or negligent act of Landlord and its Building manager, and their employees, officers, agents and independent contractors, shall attach against any property of Landlord other than the Property, and in no event shall any such judgment constitute a lien upon any other lands or properties owned by Landlord wheresoever located. Neither shall any such judgment attach or constitute a lien against any property or any principal or partner of the Landlord, or of their heirs, executors, administrators, successors or assigns.

         25. Prior Agreements; Amendments. Neither party hereto has made any representations or promises except as contained herein. No agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         26. Captions. The captions of the paragraph in this Lease are inserted, and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

         27. Construction of Lease. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         28.      Mechanics' Liens, etc.

                  A. Tenant shall comply with the Mechanic's Lien Law of the State of Florida as set forth in Florida Statutes, Chapter 713. Tenant will not create or permit to be created or remain as a result of any action or work done or contracted for by Tenant, and will discharge, any lien, encumbrance or charge (levied on account of any imposition or any mechanic's, laborer's or materialman's lien) which might be or become a lien, encumbrance or charge upon the Property, the Demised Premises or any part thereof or the income therefrom, whether or not the same shall have any priority or preference over or ranking on a parity with the estate, rights and interest of Landlord in the Property, the Demised Premises or any part thereof, or the income therefrom, and Tenant will not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Property, the Demised Premises or any part thereof might be impaired; provided that any mechanic's, laborer's or materialman's lien may be discharged in accordance with Subparagraph B of this Paragraph 28.

                  B. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Building, the Demised Premises or any part thereof as a result of any action or work done an behalf of or contracted for by Tenant, Tenant, within fifteen (15) days after notice of the filing thereof, will cause it to be discharged of record by payment, deposit, bond, order of the court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by transferring same to security, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest costs and allowances. Any amount so paid by Landlord and all costs, expenses, and fees including without limitation attorneys' fees, incurred by Landlord in connection with any mechanic's, laborer's or materialman's lien, whether or to the same has been discharged of record by payment, deposit, bond, order of the court of competent jurisdiction or otherwise, together with interest thereon, at the maximum rate permitted by law, from the respective dates of Landlord's making of the payments and incurring of the costs and expenses, shall constitute Additional Rent payable by Tenant to Landlord upon demand.

                  C. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Property, the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Property, the Demised Premises or any part thereof, nor to subject Landlord's estate in the Property to liability under the Mechanic's Lien Law of the State of Florida in any way, it being expressly understood that Landlord's estate shall not be subject to any such liability.

                  D. Notwithstanding any provision to the contrary set forth in this Lease, it is expressly understood and agreed that the interest of the Landlord shall not be subject to liens for improvements made by

Tenant in and to the Demised Premises, Tenant shall notify each and every contractor making any such improvements of the provision set forth in the preceding sentence of this Paragraph. The parties agree to execute, acknowledge and deliver to Landlord without charge a Mechanics Lien Notice, in recordable form, containing a confirmation that the interest of the Landlord shall not be subject to liens for improvements made by Tenant to the Property or the Demised Premises.

         29. Certain Rights Reserved to Landlord. Landlord reserves the following rights:

                  A. Building Name. To name the Building and to change the name or street address of the Building.

                  B. Exterior Signs. To install and maintain a sign or signs on the exterior of the Building.

                  C. Redecoration. During the last ninety (90) days of the term, if during or prior to that time Tenant has vacated the Demised Premises, to decorate, remodel, repair, alter or otherwise prepare the Demised Premises for re-occupancy, without affecting Tenant's obligation to pay Minimum Annual Rental, Additional Rent and all other sums due under the terms of this Lease.

                  D. Pass Keys. To constantly have pass keys to the Demised Premises.

                  E. Adjoining Areas. The use and reasonable access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair of all walls, windows and doors bounding the Demised Premises (including exterior walls of the Building, core corridor walls and doors and any core corridor entrance) except the inside surface thereof, any terraces or roofs adjacent to the Demised Premises and any space in or adjacent to the Demised Premises used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other facilities are reserved to Landlord.

                  F. Common Areas and Parking Facilities. The exclusive right to manage the Common Areas and the Parking Facilities.

         30. Landlord's Lien. In addition to any statutory Landlord's Lien, Landlord shall have, at all times, a valid security interest to secure payment of all Minimum Annual Rental, Additional Rent, and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, types, improvements and other personal property of Tenant presently or which may hereinafter be situated in the Demised Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Minimum Annual Rental, Additional Rent, and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all of the covenants, agreements, and conditions hereof have been fully complied with and performed by Tenant. In consideration of this Lease, upon the occurrence of any event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on or in the Demised Premises, without liability for trespass or conversation, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase the above described Property unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Paragraph 20 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession and selling of the property (including reasonable attorneys fees and other expenses) shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph 29. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies upon demand. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Florida. Any statutory lien for Rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

         31. Rules and Regulations. Tenant covenants and agrees that it shall comply with and observe all nondiscriminatory, uniformly applied reasonable rules and regulations ("Rules and Regulations") which Landlord shall from time to time promulgate for the management, and use of the Demised Premises, the Building and the Parking Facilities. Landlord's initial Rules and Regulations are set forth on Exhibit "E" attached hereto and made a part hereof Landlord shall have the right from time to time to reasonably amend or supplement the Rules and Regulations theretofore promulgated.

         32. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM, OR SUBSEQUENT PROCEEDING, BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, THE BUILDING OR THE PARKING FACILITIES AND/OR ANY CLAIM OF INJURY OR DAMAGE.

         33. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

         34. No Option. The submission of this Lease to Tenant for examination does not constitute a reservation of or option for the Demised Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by the Landlord and Tenant.

         35. Force Majeure. Notwithstanding anything to the contrary contained herein, Landlord shall not be deemed in default with respect to the delivery of the Demised Premises or any other obligation of Landlord hereunder, if Landlord's inability to perform is due to any strike, lockout, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, governmental regulation, moratoriums or controls, acts of God or any other cause beyond the control of Landlord, provided that such cause is not due to the willful act or negligence of Landlord.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first aforesaid.

Signed, sealed and delivered                LANDLORD:
in the presence of:                         CANPRO INVESTMENTS LTD.


                                            By:
                                            Authorized Officer

                                            Tenant:
                                            NATIONAL FINANCIAL CORPORATION
                                            or its assignee AUTO CREDIT
                                            CLEARINGHOUSE L.P.


                                            By:
                                            Gary L. Shapiro

                                   Exhibit "A"
                                Legal Description
                         Parcel 2 - Office Building Site
                             (O.R.B. 4312 PG. 1726)

A portion of section 6, Township 47 South, Range 43 East, Palm Beach County, Florida, being more particularly described as follows:

Commencing at the South one quarter corner of said section 6: Thence North
00)58'48" East, along said North- South quarter line, a distance of 664,54 feet, Thence South 89)41'52" East, a distance of 347.76 feet: Thence South
89)41'52"East, a distance of 347.49 feet: Thence North 01)00'11" East, a distance of 30.00 feet to the point of beginning of this description: Thence continue North 01)00'11" East, a distance of 634.46 feet: Thence South 89)41'01" East, a distance of 347.76 feet: Thence South 72)29'41" West, a distance of
366.48 feet to the point of beginning: together with the following described parcel:

Commencing at the South one quarter of said section 6: Thence North 00)58'48" East along the North-South quarter line, a distance of 664.54 feet: Thence South
89)41'52" East a distance of 347.49 feet: Thence North 01)00'11" East, a distance of 30.00 feet: Thence North 72)29'41" East, a distance of 366.48 feet to the point of beginning of this description: Thence South 01)01'35" West, a distance of 41.33 feet to a point on the right-of-way line of the seaboard coastline railroad, that is now laid out and in use: Thence North 45)35'19" East, a distance of 596.03 feet to the point of curvature of a circular curve to the left: Thence Northerly and Easterly along the arc of said curve, having a radius of 3365.62 feet, and an arc distance of 0.25 feet to a point on the Easterly boundary of the Lake Worth drainage district: The last two described courses being coincident with said right-of-way line: Thence North 17)26'44" West, a distance of 40.08 feet: Thence North 44)26'44" West, a distance of
141.82 feet: the last two described courses being coincident with the Easterly boundary of the Lake Worth drainage district: Thence North 89)41'01" West, a distance of 309.96 feet: Thence South 01)01'35" West, a distance 522,29 feet to the point of beginning: less and except therefrom the following described parcel:

Commencing at the South one quarter of said section 6: Thence North 00)58'48" East along said North-South quarter line, a distance of 664.54 feet: Thence South 89)41'52" East, a distance of 347.49 feet: Thence North 01)00'11" East, a distance of 242.48 feet to the point of beginning of this description: Thence continue North 01)00'11" East, a distance of 421.98 feet: Thence South 89)41'01" East, a distance of 98.61 feet: Thence South 00)18'59" West, a distance of 97.55 feet: Thence South 89)41'01" East, a distance of 81.73 feet: Thence South
44)24'41" East, a distance of 100.00 feet: Thence South 45)35'19" West, a distance of 245.00 feet: Thence South 44)24'41" East, a distance of 65.00 feet:
Thence South 45)35'19" West, a distance of 80.00 feet: Thence North 44)24'41" West, a distance of 65.00 feet: Thence South 45)35'19" West, a distance of 35.00 feet to the point of beginning.

Said lands situate, lying, and being in Palm Beach County, Florida, and subject to all easements, reservations, and right-of-way of record.

Together with (a) non-exclusive easements for ingress and egress for pedestrian and vehicular traffic, and for the installation and maintenance of utility lines and appurtenances over, across and under Parcel R-1, Parcel R- 2, Parcel R-2A, Parcel R-3, APOC II Roads and Parcel R-3A to the extent that a portion of Parcel R-3A is not located within the insured lands: and (B) a non-exclusive easement for water retention, water management and drainage purposes over, across and under all lakes, water retention areas and drainage easements or areas established within the Total Arvida Property, all as more particularly described and defined in that certain Agreement for and Grant of Easements and Other Rights, dated September 8, 1982 and recorded in Official

Records Book 3788, page 1058: as supplemented by Supplemental Agreement dated September 8, 1982 and recorded in Official Records Book 3788, page 1095: and as amended by Reconfirmation and Regrant of Easements and Other Rights dated September 19, 1983 and recorded in Official Records Book 4041, page 1854 and as further amended by Amendment to Agreement for and Grant of Easements and Other Rights dated April 18, 1984 and recorded in Official Records Book 4312, page 1721 all of the Public Records of Palm Beach County, Florida.

And, further together with all of the non-exclusive, access easements, parking easements and utility easements, over the common areas located within the perimetrical boundaries of the Park Place Royale lands as set forth in exhibit "??" attached hereto, as contained in that certain Common Area Operations and Reciprocal Easement Agreement, dated May 30, 1984 and recorded in Official Records Book 4259, page 1548, as amended by First Amendment to Common Area Operation and Reciprocal Easement Agreement, dated August 29, 1984 and recorded in Official Records Book 4341, page 258 and further amended by Second Amendment to Common Area Operation and Reciprocal Easement Agreement, recorded in Official Records Books 6403, page 553 all of the public records of Palm Beach County, Florida.

                                   EXHIBIT "C"

                             Parking Space Schedule


Tenant shall be permitted to use undercover and/or covered parking spaces based upon availability.

All said parking spaces shall be in areas designated by Landlord and are subject to relocation by Landlord at any time. Landlord will not monitor the parking spaces nor the Parking Facilities and shall have no liability to Tenant, its employees, agents, licensees or invitees for any damages to or loss of vehicles, automobiles, or accessories, or the contents thereof, caused by fire, theft, collision or any other cause whatsoever.

                                   EXHIBIT "D"

                             Cleaning Specifications


Daily    (Five times a week)

1. Dust Mop (treated) composition floors.

2. Spot mop for spillage on composition floors.

3. Sight vacuum all carpets.

4. Heavy traffic areas to be vacuumed completely.

5. Empty and wipe clean all waste receptacles.

6. Gather all trash and remove to designated areas.

7. Clean all Tenant rest rooms as per rest room schedule.

                                   EXHIBIT "E"

                              Rules and Regulations

BUILDING RULES AND REGULATIONS. Tenant and its employees, agents, licensees and invitees shall faithfully observe and comply with the following Rules and Regulations and all reasonable modifications of any additions thereto from time to time put into effect by Landlord, Landlord shall not be responsible to Tenant for the non-performance of any said Rules and Regulations by any other Tenant or occupant of the Building.

1. ADVERTISING. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion tends to impair the reputation of the Building or its desirability as an office building, and upon written notice from Landlord, Tenant promptly shall refrain from or discontinue such advertising. Without limiting the foregoing, no advertising or notices shall be permitted in the windows or common areas of the Building.

2. BICYCLES, ANIMALS. Tenant shall not bring any animals or birds into the Building, and shall not permit any type of vehicle including bicycles, inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

3. DANGEROUS OR IMMORAL ACTIVITIES. Tenant shall not make any use of the Demised Premises which involves the danger of injury to person or property, nor shall the same be used for any immoral use.

4. DELIVERIES. Tenant shall ensure that deliveries of materials and supplies to the Demised Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage to the Building caused by any person making such deliveries.

5. FURNITURE AND EQUIPMENT. Tenant shall ensure that furniture and equipment being moved into or out of the Demised Premises is moved through such entrances, elevators and corridors and ar such times as may from time to time be designated by Landlord, and by movers or a moving company approved by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused thereby.

6. HEAVY ARTICLES. Tenant shall not place in or move about the Demised Premises without Landlord's prior written consent any safe or other heavy article which in Landlord's reasonable opinion may damage the Building. Landlord may designate the location of any heavy articles in the Demised Premises.

7.       LOADING, UNLOADING AND MOVING.

         A. The delivery and shipping of merchandise, supplies, fixtures, and other materials or goods of whatsoever nature to or from the Demised Premises and all loading, unloading and handling thereof shall be done only at such times, in such areas, by such means and through such elevators, entrances, halls and corridors as are designated by Landlord.

         B. Landlord accepts no liability and Tenant hereby releases Landlord of all liability with respect to the operation of delivery facilities for the building, or the adequacy thereof, or of the acts or omissions of any person or persons engaged in the operation thereof, or in the acceptance, holding, handling or dispatch, or any error, negligence or delay therein.

         C. Landlord may from time to time make and amend regulations for the orderly and efficient operation of the delivery facilities for the Building, and may require the payment of reasonable and equitable charges for delivery services provided by Landlord.

         D. No furniture may be moved in or out of the Building without prior consent, of Landlord. Arrangements for the moving must be made with Landlord's office and must be supervised by Landlord's representative. Tenant agrees to pay for any and all damages to any part of the Building or Demised Premises because of such moving, by either Tenant, its agents or movers. No moving shall be permitted except between the hours of 8:00 a.m. and 5:00 p.m., Monday through Friday. Reasonable charges will be made for the use of material and office building personnel including supervision, needed to assist in the Tenant's move in, within, or out of the Building.

8. OBSTRUCTIONS. Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells or other common areas of the Building, or use such locations for any purpose except access to and exit from the Demised Premises without Landlord's prior written consent, Landlord may remove at Tenant's expense any such obstruction or item (unauthorized by Landlord) without notice or obligation to Tenant. Additionally, Tenant shall not permit its employees, agents, invitees, or customers to loiter, sleep, assemble or congregate within any common areas or grounds of the Building.

9. ODORS. Tenant shall not permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

10. PARKING. Tenant shall ensure that its employees, customers, clients, guests, invitees and licensees comply with the following parking regulations, and acknowledges that such regulations shall be strictly enforced by Landlord.

         A. The designated area on the first floor of the Parking Facilities shall be used only by guests, clients and customers of the Tenants of the Building.

         B. The other areas of the Parking Facilities shall be used only by the employees of Tenants of the Building.

         C. All service vehicles (including those engaged in deliveries, loading and unloading) must park only in the designated service parking area. Parking in the service parking area shall be limited to a maximum of one (1) hour, provided, however, that a Tenant may make arrangements with the Landlord for longer parking periods when moving in or moving out of the Building.

         D. Landlord reserves the right to control the method, manner and time of parking in the Parking Facilities.

         E. In the event of any violation of the parking regulations, Landlord shall have the right to post a notice of violation on the offending vehicle and to tow the offending vehicle (regardless of whether the vehicle is owned by a Tenant or any party, including any employee, customer, client, invitee or licensee of a Tenant), and to charge the expense thereof to the applicable Tenant as Additional Rent, or terminate the Tenant's license to park in the Parking Facilities. In the event of continued violations of these Regulations, and after notice to the Tenant, the Landlord may assess a charge of twenty dollars ($20.00) against the Tenant for each violation, which shall be payable an additional rent.

11. PROPER CONDUCT. Tenant, it's employees and invitees, shall not conduct themselves in any manner which is inconsistent with the character of the Building as a first quality Building or which will impair the comfort and convenience of other Tenants in the Building.

12. PERSONAL USE OF PREMISES. The Demised Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes, or for the storage of personal effects or property not required for business purposes.

13. REFUSE. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Demised Premises, or in receptacles (if any) provided by Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts and shafts of the Building free of all refuse.

14. SIGNS. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Demised Premises or the Building (or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises) without the prior written consent of Landlord, except that the name of the Tenant may appear on the entrance door of the Demised Premises. In the event of the violation of the foregoing by any Tenant Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant violating this Rule. All signs and lettering, including the Building directory, shall be, inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

15. SOLICITATIONS. Landlord reserves the right to prohibit canvassing, soliciting or peddling in the Building but shall not be in any manner liable for any such acts within or about the Building.

16. WATER FIXTURES. Tenant shall not use water fixtures for any purposes for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

17. WINDOWS. The Tenant acknowledges the importance of the exterior glass to the architectural integrity of the Building, and agrees to observe Landlord's rules with respect to maintaining at all windows in the Demised Premises so that the Building presents a uniform exterior appearance. Tenant shall not install any window shades, drapes, covers or other materials, on or at any window in the Demised Premises without Landlord's prior consent, Landlord shall have the right to approve the color, design and all materials of window treatments. Further, no window treatments which may be installed by Landlord shall be removed or altered by Tenant.

18. PUBLIC ACCESS. Landlord reserves the right at all times to exclude the general public from the Building upon such days and at such hours as in Landlord's sole judgment will be in the best interest of the Building and its Tenants.

19. WIRES. No wires of any kind or type (including but not limited to T.V. and radio antennas) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building without Landlord's prior written consent.

20. LOCKS. No lock or similar devices shall be attached to any door or window in the Demised Premises without Landlord's Prior Written consent. In the event Tenant installs locks incompatible with the Building Master Locking System:

         A. Landlord without abatement of Rent, shall be relieved of any obligation to provide any service whatsoever to areas so restricted;

         B. Tenant shall indemnify Landlord against any expense as a result of forced entry into any areas so restricted which may be required in an emergency;

         C. Tenant shall at the end of the term remove such locks at Tenant's expense.

                                   EXHIBIT "F"

                         Environmental Impact Provisions

Section A.  Compliance with Law.

Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to Tenant's use of the Premises and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises.

Section B.  Use of Hazardous Material.

1. Tenant shall not cause or permit any hazardous material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches this obligation, the Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees which arise during or after the term of the Lease as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises caused by Tenant results in any contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the conditions existIng prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term affect on the Demised Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

2. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (140 CFR Part 302) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law.

3. Inspection. Landlord and its agents shall have the right, but not the duty, to inspect the Demised Premises at any time to determine whether Tenant's complying with the terms of this Lease. If Tenant's not in compliance with this Lease, Landlord shall have the right to immediately enter upon the Premises to remedy any contamination caused by Tenant's failure to comply notwithstanding any other provision of this Lease. Landlord shall use its best efforts to minimize interference with Tenant's business but shall not be liable for any interference caused thereby.

4. Default. Any default under this Paragraph shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease.

                                    GUARANTY

         FOR VALUE RECEIVED and in consideration for and as an inducement of Landlord making the attached lease with Tenant, the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, as principal and not as a surety, guarantees to Landlord, Landlord's successor and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the within Lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification, extension, assignment or sublease of this Lease. AS A FURTHER INDUCEMENT TO LANDLORD TO MAKE THIS LEASE AND IN CONSIDERATION THEREOF, LANDLORD AND THE UNDERSIGNED AGREE THAT IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER LANDLORD OR THE UNDERSIGNED AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, UNDER, OR BY VIRTUE OF THE TERMS OF THIS LEASE OR OF THIS GUARANTY, THAT LANDLORD AND THE UNDERSIGNED SHALL AND DO HEREBY WAIVE TRIAL BY JURY. In the event Landlord incurs any expenses in the enforcement of this guaranty, whether legal action be instituted or not, the undersigned agrees to be liable for same (including reasonable attorney's fees and costs) and to pay same promptly on demand by Landlord. This Guaranty when signed by more than one party, their obligations shall not be joint and several and the release of one of such Guarantors shall not release any other of such Guarantors.


WITNESSES:                                           GUARANTOR:

                         SPECIFICATIONS TO OFFICE SPACE

                                 LANDLORD'S WORK

         The Landlord will make the following improvements to the Leased
Premises:

1.       Ceiling

         Building Standard suspended acoustical ceiling.

2.       Lighting

         One four foot long, three tube recessed fluorescent light fixture as per Building Standard. All lighting to be controlled by means of a central time switch with a manual override switch.

3.       Demising Walls

         The Tenant's demising walls to be constructed of Building Standard drywall steel stud partitioning, ready for paint finish, including a Building Standard entrance door with transom frame and hardware.

4.       Toilet Facilities

         Each floor will contain one Men's and one Women's washroom, for the use of the Tenant's personnel, one janitor closet will be provided on each floor. All additional plumbing requirements shall be at the Tenant's expense. Refrigerated cold water fountains to be centrally located on each floor.

5.       Identification

         Tenant's identification will be provided on the central directory board in the main lobby and room number identification will be provided in Building Standard lettering on the entrance door at Tenant's expense.

6.       Cleaning Service

         Daily cleaning in accordance with Building Standard for office.


7.       Electrical and Telephone System

         Pre-wired under floor distribution system for 120/208 volt service strategically located in walls at various points. Un-wired under floor conduit system for telephone service located in walls at various points. Provision for telephone wiring and service is a matter of Tenant's attention and expense. The Landlord will supply ___ outlets for Bell Telephone and up to ___ outlets for power.

8.       Heating and Air-conditioning

         Perimeter heating and air-conditioning will be provided through an induction air-conditioning and heating system, which will also provide humidity, and will include thermostat controls as Per Building

         Standard. An interior zone variable volume system will provide ventilation and air-conditioning for interior zones.

         Any special requirements such as exhaust for Printing machines, computer room, or special ducting for toilets and air circulation for board rooms or reception areas shall be at Tenant's expense.

9.       Sprinkler System

         The building is completely sprinklered with flush mounted sprinkler heads according to the standards of the Fire Department of the City of Boca Raton. Should changes be required to the Building Standard system, due to the Tenant's partitioning, the changes and/or additional sprinklers shall be at Tenant's expense.

10.      Improvements

         All improvements to the Leased Premises other than those set out in this Schedule shall be at Tenant's expense and any such improvements shall only be effected after plans and specifications for the same have been submitted to the Landlord and have been approved in writing by the Landlord.

11.      General

         All items and finishes as supplied by the Landlord are in accordance with the Building Standard specification color, quantity and quality; such specifications are subject to change by Landlord, if and when it is considered desirable.

12.      Communications

         The Building will be controlled by a console nerve center in the front lobby. This center will identify the sprinkler head's operation.

         A communication network between the console nerve center and the intercom speakers on each floor will provide for emergency communications between Tenants and public safety officials.

13.      Computer Installation

         A specially reinforced bay of 30 X 30 suitable for a computer installation is provided on each typical floor, bounded by column lines 3, 4, D and E.

14.      Window Covering

         Building Standard mini blinds to cover all exterior glass.

                                   EXHIBIT "H"


                                 ONE PARK PLACE
                                   WORKLETTER
                             GENERAL SPECIFICATIONS

The following specifications are building standard Tenant finishes at One Park Place located at 621 NW 53rd Street, Boca Raton, Florida 33487.

                              DRYWALL PARTITIONING

Demising Partition:
         3-5/8" Metal Studs 24 O.C. with 5/8 type "X" drywall; 3-1/2" sound attenuation blankets from floor slab to deck above; 1 hour rated.

Interior Partition:
         3-5/8" Metal Studs 24 O.C., 1/2" drywall each side to 8'6" finished ceiling height and capped. Provide support bracing 4" O.C. minimum.

                           DOORS, FRAMES AND HARDWARE

Entry Door:.
         3'0" x 8'3" solid core Walnut veneer stained in painted hollow metal frame. Hardware to be standard Corbin Lever Arm Brushed Chrome Series with matching deadbolt.

Interior Door:
         3'0" x 7'10" solid core wood Walnut veneer, stained in painted hollow metal knock-down frame. Hardware to be Building Standard Corbin polished chrome passage lock set with matching hinges and wall stops.

                                    PAINTING

Walls:
         All wall surfaces within the leased area to receive one (1) prime coat and one (1) base coat of Building Standard latex paint. Colors to be selected from Building Standard.

         Doors:
         Ali door frames within the leased area to receive one (1) prime cont and one (1) base coat of enamel paint. Interior doors to be stained. Colors to be selected from Building Standard.

                                   EXHIBIT "G"

================================================================================
LOAN AMORTIZATION SCHEDULE

================================================================================
Principal                                      $171,900.00
Annual interest rate (nominal)                      9.000%
Number of payments (Max. 360)                           60
Number of composition per year                        2.00
Residual Value                                        0.00
Monthly interest factor                            0.7363%
Effective interest rate                            0.2025%
Monthly payment                                    3664.67

===================================================================================================================================
     Payment                                                                                                       Interest
     Number               Interest              Principal            Prepayment              Balance             Paid to Date
===================================================================================================================================
                                                                                                171,900.00
        1                       1,266.72              2,288.95                                  169,611.05               1,265.72
-----------------------------------------------------------------------------------------------------------------------------------
        2                       1,248.87              2,305.80                                  167,305.24               2,514.59
-----------------------------------------------------------------------------------------------------------------------------------
        3                       1,231.89              2,322.78                                  164,952.46               3,746.48
-----------------------------------------------------------------------------------------------------------------------------------
        4                       1,214.79              2,339.88                                  162,642.58               4,961.27
-----------------------------------------------------------------------------------------------------------------------------------
        5                       1,197.56              2,357.11                                  160,265.46               6,158.83
-----------------------------------------------------------------------------------------------------------------------------------
        6                       1,180.20              2,374.47                                  157,910.99               7,339.03
-----------------------------------------------------------------------------------------------------------------------------------
        7                       1,162.72              2,391.95                                  155,519.04               8,301.75
-----------------------------------------------------------------------------------------------------------------------------------
        8                       1,145.11              2,409.56                                  153,109.47               9,646.86
-----------------------------------------------------------------------------------------------------------------------------------
        9                       1,127.36              2,427.31                                  150,682.15              10,774.22
-----------------------------------------------------------------------------------------------------------------------------------
       10                       1,109.49              2,445.18                                  148,236.97              11,883.71
-----------------------------------------------------------------------------------------------------------------------------------
       11                       1,091.49              2,463.18                                  145,773.79              12,975.20
-----------------------------------------------------------------------------------------------------------------------------------
       12                       1,073.35              2,481.32                                  143,292.47              14,048.55
-----------------------------------------------------------------------------------------------------------------------------------
       13                       1,055.08              2,499.59                                  140,792.87              15,103.63
-----------------------------------------------------------------------------------------------------------------------------------
       14                       1,036.68              2,517.99                                  138,274.83              16,140.31
-----------------------------------------------------------------------------------------------------------------------------------
       15                       1,018.13              2,536.54                                  135,738.34              16,140.31
-----------------------------------------------------------------------------------------------------------------------------------
       16                         999.46              2,555.21                                  133,163.12              18,157.90
-----------------------------------------------------------------------------------------------------------------------------------
       17                         980.64              2,574.03                                  130,609.09              19,138.54


                                       45

-----------------------------------------------------------------------------------------------------------------------------------
       18                         961.69              2,592.96                                  126,016.11              20,100.23
-----------------------------------------------------------------------------------------------------------------------------------
       19                         942.60              2,612.07                                  125,404.03              21,042.83
-----------------------------------------------------------------------------------------------------------------------------------
       20                         923.37              2,631.30                                  122,772.73              21,966.20
-----------------------------------------------------------------------------------------------------------------------------------
       21                         903.99              2,660.68                                  120,122.05              22,870.19
-----------------------------------------------------------------------------------------------------------------------------------
       22                         884.47              2,670.20                                  117,451.84              23,754.66
-----------------------------------------------------------------------------------------------------------------------------------
       23                         864.81              2,689.86                                  114,761.95              24,619.47
-----------------------------------------------------------------------------------------------------------------------------------
       24                         845.01              2,709.66                                  112,052.31              25,464.48
-----------------------------------------------------------------------------------------------------------------------------------
       25                         825.05              2,729.62                                  109,572.98              27,094.49
-----------------------------------------------------------------------------------------------------------------------------------
       26                         804.96              2,749.71                                  106,572.98              27,094.49
-----------------------------------------------------------------------------------------------------------------------------------
       27                         784.71              2,769.96                                  103,803.01              27,879.20
-----------------------------------------------------------------------------------------------------------------------------------
       28                         764.31              2,790.36                                  101,012.65              28,643.51
-----------------------------------------------------------------------------------------------------------------------------------
       29                         743.77              2,810.90                                   98,210.75              29,367.28
-----------------------------------------------------------------------------------------------------------------------------------
       30                         723.07              2,831.60                                   95,370.14              30,011.35
-----------------------------------------------------------------------------------------------------------------------------------
       31                         702.22              2,852.45                                   92,517.69              30,812.57
-----------------------------------------------------------------------------------------------------------------------------------
       32                         681.22              2,873.45                                   89,644.24              31,493.79
-----------------------------------------------------------------------------------------------------------------------------------
       33                         660.06              2,894.61                                   86,749.62              32,153.85
-----------------------------------------------------------------------------------------------------------------------------------
       34                         638.75              2,915.92                                   83,833.31              32,792.60
-----------------------------------------------------------------------------------------------------------------------------------
       35                         617.26              2,937.39                                   80,896.31              33,409.88
-----------------------------------------------------------------------------------------------------------------------------------
       36                         595.65              2,959.02                                   77,937.28              34,005.53




                                       46

-----------------------------------------------------------------------------------------------------------------------------------
       37                         573.86              2,980.81                                   74,956.47              34,579.39
-----------------------------------------------------------------------------------------------------------------------------------
       38                         551.91              3,002.76                                   71,953.71              35,131.30
-----------------------------------------------------------------------------------------------------------------------------------
       39                         529.60              3,024.87                                   68,928.83              35,661.10
-----------------------------------------------------------------------------------------------------------------------------------
       40                         507.53              3,047.14                                   65,881.69              36,168.63
-----------------------------------------------------------------------------------------------------------------------------------
       41                         485.09              3,069.58                                   62,812.10              36,653.72
-----------------------------------------------------------------------------------------------------------------------------------
       42                         462.49              3,092.15                                   59,719.92              37,116.21
-----------------------------------------------------------------------------------------------------------------------------------
       43                         439.73              3,114.94                                   56,604.98              37,555.94
-----------------------------------------------------------------------------------------------------------------------------------
       44                         416.79              3,137.88                                   53,467.09              37,972.73
-----------------------------------------------------------------------------------------------------------------------------------
       45                         393.68              3,160.99                                   50,306.10              38,366.41
-----------------------------------------------------------------------------------------------------------------------------------
       46                         370.41              3,184.26                                   47,121.84              38,736.41
-----------------------------------------------------------------------------------------------------------------------------------
       47                         346.96              3,207.71                                   43,914.12              39,083.75
-----------------------------------------------------------------------------------------------------------------------------------
       48                         323.35              3,231.32                                   40,682.80              39,407.13
-----------------------------------------------------------------------------------------------------------------------------------
       49                         299.55              3,255.12                                   37,427.66              39,706.68
-----------------------------------------------------------------------------------------------------------------------------------
       50                         275.68              3,279.09                                   34,148.58              39,982.26
-----------------------------------------------------------------------------------------------------------------------------------
       51                         251.44              3,303.23                                   30,845.35              40,233.70
-----------------------------------------------------------------------------------------------------------------------------------
       52                         227.12              3,327.55                                   27,517.60              40,460.82
-----------------------------------------------------------------------------------------------------------------------------------
       53                         202.62              3,352.05                                   24,165.74              40,663.44
-----------------------------------------------------------------------------------------------------------------------------------
       54                         177.94              3,376.73                                   20,789.01              40,841.38
-----------------------------------------------------------------------------------------------------------------------------------
       55                         153.07              3,401.60                                   17,387.41              40,994.45




                                       47

-----------------------------------------------------------------------------------------------------------------------------------
       56                         128.03              3,426.64                                   13,960.76              41,122.48
-----------------------------------------------------------------------------------------------------------------------------------
       57                         102.79              3,451.88                                   10,506.66              41,255.27
-----------------------------------------------------------------------------------------------------------------------------------
       58                          77.38              3,477.29                                    7,031.68              41,354.42
-----------------------------------------------------------------------------------------------------------------------------------
       59                          51.77              3,502.90                                    3,528.68              41,380.40
-----------------------------------------------------------------------------------------------------------------------------------
       60                          25.98              3,628.69                                      (0.01)              41,380.40
-----------------------------------------------------------------------------------------------------------------------------------
       N/A                         N/A                   N/A                                         N/A                    N/A
===================================================================================================================================

                                    FLOORING

Carpeting:
         Standard 30 ounce cut pile glued down carpeting, anti-stain, anti-static throughout leased area.

Base:
         Building Standard 34" x 3-1/2" vinyl base throughout leased area.

                                     CEILING

Building Standard 24" x 24" x 5/8" acoustical lay-in panel on mechanical suspension grid system. Armstrong Natural Fissured #705A regular, white with matching grid; 8'6" ceiling height.

                                  FIRE SECURITY

Fire Sprinkler System:
         Building Standard concealed CP recessed type sprinkler heads as per code. Manuf. Viking, Grinnell, Automatic Sprinkler, Central.

Fire Security:
         Approved fire alarm device wired to existing fire security system. Audible sprinkler alarm.

                                   ELECTRICAL

Lighting:
         Building Standard 2'x4' (3) tube fluorescent lay-in light fixture with parabolic lenses.

Receptacles and Switches:
         As required per Commercial Code.

Telephone Conduits:
         3/4" empty conduit stub-up to above ceiling.

                             ARCHITECTURAL DRAWINGS

This Workletter provides for the initial space planning plus one (1) revision; and working drawings plus one (1) revision.

                                CONSTRUCTION TIME

Construction time approximately sixty (60) to ninety (90) days from issue date of Building Permit.

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